UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 7, 2009

First Midwest Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10967 (Commission File Number)	36-3161078 (IRS Employer Identification No.)
One Pierce Place, Suite 1500, Itasca, Illinois (Address of principal executive offices)		60143 (Zip Code)

(630) 875-7450
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

First Midwest Bancorp, Inc. (the "Company" or "First Midwest") announced today that Vernon A. Brunner, a member of its Board of Directors ("Board"), died on Wednesday April 1, 2009, at the age of 68. A copy of the press release is filed herewith as Exhibit 99.1.

Mr. Brunner had served as a director of First Midwest since November of 2006, and previously had severed as a member of the Board from 1997 through 2005. At the time of his death, Mr. Brunner was serving as the Chair of the Board's Compensation Committee.

Pursuant to the Company's Corporate Governance Guidelines, director J. Stephen Vanderwoude, the current Vice-Chair of the Board's Compensation Committee and Chair of its Nominating and Corporate Governance Committee, has assumed the role of Compensation Committee Chair. Director Brother James Gaffney, the current Vice-Chair of the Board's Nominating and Corporate Governance Committee has assumed the role of Nominating and Corporate Governance Committee Chair.

Item 9.01 Financial Statements and Exhibits

The following Exhibit is furnished as part of this Current Report on Form 8-K.

99.1	Press Release of the Registrant dated April 7, 2009.
SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
First Midwest Bancorp, Inc. (Registrant)
Date: April 7, 2009	/s/ CYNTHIA A. LANCE Cynthia A. Lance Executive Vice President and Corporate Secretary